                                                           Exhibit 10.28

                            TRIANGLE PHARMACEUTICALS, INC.

                                  SERIES B PREFERRED

                               STOCK PURCHASE AGREEMENT



                         ____________________________________

                                    June 11, 1996

                                  TABLE OF CONTENTS
                                                                           PAGE

1.  Purchase and Sale of Stock . . . . . . . . . . . . . . . . . . . . .    1
    1.1  Sale and Issuance of Series B Preferred Stock . . . . . . . . .    1
    1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.  Representations and Warranties of the Company. . . . . . . . . . . .    2
    2.1  Organization; Good Standing; Qualification. . . . . . . . . . .    2
    2.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . . .    2
    2.3  Valid Issuance of Preferred and Common Stock. . . . . . . . . .    2
    2.4  Governmental Consents . . . . . . . . . . . . . . . . . . . . .    3
    2.5  Capitalization and Voting Rights. . . . . . . . . . . . . . . .    3
    2.6  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .    4
    2.7  Contracts and Other Commitments . . . . . . . . . . . . . . . .    4
    2.8  Related-Party Transactions. . . . . . . . . . . . . . . . . . .    4
    2.9  Registration Rights . . . . . . . . . . . . . . . . . . . . . .    5
    2.10 Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    2.11 Compliance with Other Instruments . . . . . . . . . . . . . . .    5
    2.12 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    2.13 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    2.14 Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    2.15 Title to Property and Assets; Leases. . . . . . . . . . . . . .    6
    2.16 Financial Statements. . . . . . . . . . . . . . . . . . . . . .    6
    2.17 Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    2.18 Patents and Trademarks. . . . . . . . . . . . . . . . . . . . .    8
    2.19 Manufacturing and Marketing Rights. . . . . . . . . . . . . . .    8
    2.20 Employees; Employee Compensation. . . . . . . . . . . . . . . .    8
    2.21 Proprietary Information and Inventions Agreements . . . . . . .    9
    2.22 Tax Returns, Payments, and Elections. . . . . . . . . . . . . .    9
    2.23 Environmental and Safety Laws . . . . . . . . . . . . . . . . .    9
    2.24 Section 83(b) Elections . . . . . . . . . . . . . . . . . . . .    9
    2.25 Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . .    9
    2.26 Real Property Holding Corporation . . . . . . . . . . . . . . .   10
    2.27 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .   10

3.  Representations and Warranties of the Investors. . . . . . . . . . .   10
    3.1  Authorization . . . . . . . . . . . . . . . . . . . . . . . . .   10
    3.2  Purchase Entirely for Own Account . . . . . . . . . . . . . . .   10
    3.3  Reliance Upon Investors' Representations. . . . . . . . . . . .   11
    3.4  Receipt of Information. . . . . . . . . . . . . . . . . . . . .   11
    3.5  Investment Experience . . . . . . . . . . . . . . . . . . . . .   11
    3.6  Restricted Securities . . . . . . . . . . . . . . . . . . . . .   11
    3.7  Accredited Investor . . . . . . . . . . . . . . . . . . . . . .   12


                                          i.

    3.8  Adequate Means. . . . . . . . . . . . . . . . . . . . . . . . .   12
    3.9  Further Limitations on Disposition. . . . . . . . . . . . . . .   12
    3.10 Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    3.11 Further Representations by Foreign Investors. . . . . . . . . .   13

4.  California Commissioner of Corporations. . . . . . . . . . . . . . .   14
    4.1  Corporate Securities Law. . . . . . . . . . . . . . . . . . . .   14

5.  Conditions of Investor's Obligations at Closing. . . . . . . . . . .   14
    5.1  Representations and Warranties. . . . . . . . . . . . . . . . .   14
    5.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    5.3  Compliance Certificate. . . . . . . . . . . . . . . . . . . . .   14
    5.4  Qualifications. . . . . . . . . . . . . . . . . . . . . . . . .   14
    5.5  Proprietary Information Agreements. . . . . . . . . . . . . . .   14
    5.6  Investors' Rights Agreement . . . . . . . . . . . . . . . . . .   15
    5.7  Co-Sale Agreement . . . . . . . . . . . . . . . . . . . . . . .   15
    5.8  Board of Directors. . . . . . . . . . . . . . . . . . . . . . .   15
    5.9  Opinion of Company Counsel. . . . . . . . . . . . . . . . . . .   15

6.  Conditions of the Company's Obligations at Closing . . . . . . . . .   15
    6.1  Representations and Warranties. . . . . . . . . . . . . . . . .   15
    6.2  Payment of Purchase Price . . . . . . . . . . . . . . . . . . .   15
    6.3  Qualifications. . . . . . . . . . . . . . . . . . . . . . . . .   15
    6.4  Investors' Rights Agreement . . . . . . . . . . . . . . . . . .   15
    6.5  Co-Sale Agreement . . . . . . . . . . . . . . . . . . . . . . .   15
    6.6  Board of Directors. . . . . . . . . . . . . . . . . . . . . . .   16

7.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    7.1  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .   16
    7.2  Survival of Warranties. . . . . . . . . . . . . . . . . . . . .   16
    7.3  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .   16
    7.4  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .   16
    7.5  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .   16
    7.6  Titles and Subtitles. . . . . . . . . . . . . . . . . . . . . .   16
    7.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    7.8  Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . .   17
    7.9  Expenses; Attorneys' Fees . . . . . . . . . . . . . . . . . . .   17
    7.10 Amendments and Waivers. . . . . . . . . . . . . . . . . . . . .   17
    7.11 Severability. . . . . . . . . . . . . . . . . . . . . . . . . .   17
    7.12 Aggregation of Stock. . . . . . . . . . . . . . . . . . . . . .   17
    7.13 Representation. . . . . . . . . . . . . . . . . . . . . . . . .   18


                                         ii.

SCHEDULE A     Schedule of Investors
SCHEDULE B     Schedule of Exceptions
SCHEDULE C     Schedule of Common Stockholders

EXHIBIT A      Restated Certificate of Incorporation
EXHIBIT B      Restated Investors' Rights Agreement
EXHIBIT C      Restated Co-Sale Agreement
EXHIBIT D      Form of Restricted Stock Purchase Agreement
EXHIBIT E      Financial Statements of the Company
EXHIBIT F      Form of Opinion of Brobeck, Phleger & Harrison LLP
EXHIBIT G      Form of Investment Representation Statement


                                         iii.

                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT


          THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 11th day of June, 1996, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of the persons and entities listed on SCHEDULE A hereto, each of which is referred to herein individually as an "Investor" and all of which are referred to herein collectively as the "Investors."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series B Preferred Stock set forth opposite such Investor's name on SCHEDULE A hereto at a price of $5.00 per share.

          1.2 CLOSING. The purchase and sale of the Series B Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison, 550 West "C" Street, Suite 1200, San Diego, California 92101, at 10:00 a.m., on June 10, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto shall mutually agree, either orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor one or more certificates representing the shares of Series B Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by such Investor and the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions attached hereto as SCHEDULE B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION; GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, the Restated Investors' Rights Agreement in the form attached hereto as EXHIBIT B (the "Investors' Rights Agreement"), and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), to issue and sell the Series B Preferred Stock and the Common Stock issuable upon conversion thereof, and to carry out the provisions of this Agreement, the Investors' Rights Agreement, each Ancillary Agreement and the Restated Certificate. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

          2.2 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement and each Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, issuance (or reservation for issuance), sale, and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement and each Ancillary Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities law.

          2.3  VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

               (a) SERIES B PREFERRED STOCK AND COMMON STOCK ISSUABLE UPON CONVERSION. The Series B Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and under applicable state and federal securities laws.

               (b) OUTSTANDING PREFERRED AND COMMON STOCK. The issued and outstanding shares of Series A Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

          2.4 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Series B Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series B Preferred Stock, except
(i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware, and (ii) such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission (the "SEC") under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

          2.5 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

               (a) PREFERRED STOCK. 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which (i) 5,400,000 shares have been designated Series A Preferred Stock, 5,231,671 of which are issued and outstanding, and (ii) 4,000,000 shares have been designated Series B Preferred Stock, up to 3,706,234 of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series B Preferred Stock will be as stated in the Restated Certificate.

               (b) COMMON STOCK. 30,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 4,101,833 are issued and outstanding and are owned by the persons, and in the numbers specified on the Schedule of Common Stockholders attached hereto as SCHEDULE C. All shares of Common Stock issued to employees have been issued pursuant to restricted stock purchase agreements substantially in the form of EXHIBIT D attached hereto.

               (c) OPTIONS, WARRANTS, ETC. Except for (i) the conversion privileges of the Series A Preferred Stock currently outstanding and the Series B Preferred Stock to be issued under this Agreement, (ii) the rights provided in paragraph 2.4 of the Investors' Rights Agreement, (iii) the rights provided in paragraph 2.1 of the Amended and Restated Investors' Rights Agreement dated as of April 17, 1996 to which the Company is a party (the "Emory Rights Agreement"), (iv) the Warrant to purchase up to 130,000 shares of Series A Preferred Stock and/or Common Stock dated May 21, 1996 issued by the Company to Burrill & Craves and (v) options to acquire up to 1,200,000 shares of Common Stock issued or reserved for issuance under the Company's 1996 Stock Option/Stock Issuance Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as provided in the Investors' Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

          2.6 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.7 CONTRACTS AND OTHER COMMITMENTS. The Company does not have any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $100,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

          2.8 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family thereof is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

          2.9 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement, the Emory Rights Agreement and the Investors' Rights Agreement dated as of May 21, 1996 to which the Company is a party, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.10 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, taken as a whole, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws or in any material respect of any material provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the Investors' Rights Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

          2.12 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or any Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company, taken as a whole, or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business.
The Company is not a party to, or to its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

          2.13 DISCLOSURE. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Series B Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. To the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.14 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.15 TITLE TO PROPERTY AND ASSETS; LEASES. The Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or interfere with the use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.16 FINANCIAL STATEMENTS. The Company's audited financial statements at December 31, 1995 and for the period then ended and its unaudited financial statements (balance sheet, profit and loss statement and statements of cash flows) at and for the four (4) month period ended April 30, 1996 (the "Financial Statements") are attached hereto as composite EXHIBIT E. The Financial Statements are true, complete and correct, present fairly the financial condition of the Company and the results of operations as of the date of such statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements accurately set forth and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than
(a) liabilities incurred in the ordinary course of business subsequent to April 30, 1996, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, do not exceed $100,000. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

          2.17 CHANGES. To the Company's knowledge, since April 30, 1996, there has not been:

               (a) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company;

               (b) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (c) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (d) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (e) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

               (f) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.18 PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search) the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.
The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and the Investor's Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.19 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          2.20 EMPLOYEES; EMPLOYEE COMPENSATION. To the knowledge of the Company, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of his best efforts with respect to such business. The

Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.21 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee and officer of the Company with access to proprietary information has executed a Proprietary Information and Inventions Agreement on the Company's standard form.

          2.22 TAX RETURNS, PAYMENTS, AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to
Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had a tax deficiency or tax audit. The Company has made all withholdings for all income tax of its employees.

          2.23 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.24 SECTION 83(b) ELECTIONS. To the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

          2.25 MINUTE BOOKS. The minute books of the Company contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.26 REAL PROPERTY HOLDING CORPORATION. The Company is not and will not voluntarily become a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

          2.27 USE OF PROCEEDS. The proceeds from the sale and issuance of the Series B Preferred Stock to the Investors pursuant to this Agreement will be used by the Company for general corporate purposes. The cost, timing and amount of funds required for all specific uses by the Company cannot be precisely determined by the Company at this time and is at management's discretion.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor, as to itself only and not as to any other Investor, hereby severally represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Agreement, as follows:

          3.1 AUTHORIZATION. Each Investor represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Investor.

          3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT.

          (a) This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that, except as set forth in subsection 3.2(b) below, the Series B Preferred Stock to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that, except as set forth in subsection 3.2(b) below, such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (b) Forward Ventures Vanguard Fund ("Forward") hereby confirms that it is a newly-formed partnership in which the only partners are Forward III Associates L.L.C. and Biotechvest II, Inc. (the "Forward Entities"), that the Securities to be purchased by Forward will not be acquired with a view to the resale or public distribution of any part thereof, and that Forward has no present intention of selling, granting any participation in, or otherwise distributing the same to any person or entity other than the Forward Entities. GS Triangle Holdings ("Goldman") hereby confirms that it is a newly-formed partnership in which the only partners are GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman Sachs & Co. Verwaltungs

Gmbh, Stone Street Fund 1996, L.P., Bridge Street Fund 1996, L.P. and David Hamilton Smith (the "Goldman Entities"), the Securities to be purchased by Goldman will not be acquired with a view to the resale or public distribution of any part thereof, and that Goldman has no present intention of selling, granting any participation in, or otherwise distributing the same to any person or entity other than the Goldman Entities. Schroder Venture Managers Limited ("Schroder") hereby confirms that the Securities to be purchased by Schroder will be acquired as manager for Schroder Ventures International Life Sciences Fund LP1, Schroder Ventures International Life Sciences Fund LP2, Schroder Ventures International Life Sciences Fund Trust and Schroder Ventures Managers Limited (the "Schroder Entities"), and not with a view to the resale or public distribution of any part thereof, and that Schroder has no present intention of selling, granting any participation in, or otherwise distributing the same to any person or entity other than the Schroder Entities. The Wellcome Trust Limited is purchasing its Securities in its capacity as trustee of The Wellcome Trust.

          3.3 RELIANCE UPON INVESTORS' REPRESENTATIONS. Each Investor understands that the Series B Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof and/or the provisions of Regulation D promulgated by the SEC thereunder, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind at the time of purchase merely acquiring the Securities for a fixed or determinable period in the future. No Investor has any such intention.

          3.4 RECEIPT OF INFORMATION. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.5 INVESTMENT EXPERIENCE. Each Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. Except for Forward and Goldman, each Investor that is not an individual also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

          3.6 RESTRICTED SECURITIES. Each Investor understands that the shares of Series B Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Investor has no need for liquidity of their investment in the shares of Series B Preferred Stock. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.7 ACCREDITED INVESTOR. Each Investor other than The Wellcome Trust Limited hereby confirms that it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC under the Securities Act, as presently in effect. The Wellcome Trust Limited hereby confirms that The Wellcome Trust is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC under the Securities Act, as presently in effect.

          3.8 ADEQUATE MEANS. Each Investor has adequate means of providing for its current needs and possible personal contingencies.

          3.9 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series B Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Section 3 and Section 7 (provided and to the extent such sections are then applicable), the Investors' Rights Agreement and any applicable Ancillary Agreement and:

               (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or by an Investor which is a trust to a successor trustee, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          3.10 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Series B Preferred Stock or any Common Stock issued upon conversion thereof shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

               (a) "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) "THE SHARES REPRESENTED HEREBY ARE SUBJECT TO (i) THE RESTRICTIONS ON TRANSFER CONTAINED IN A CERTAIN SERIES B PREFERRED STOCK PURCHASE AGREEMENT, AS AMENDED FROM TIME TO TIME, AND (ii) THE TERMS AND CONDITIONS OF A CERTAIN RESTATED INVESTORS' RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, WHICH INCLUDE, WITHOUT LIMITATION, MARKET STAND-OFF RIGHTS IN FAVOR OF THE COMPANY. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF EACH SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

               (c)  Any other legend required by law.

          3.11 FURTHER REPRESENTATIONS BY FOREIGN INVESTORS. If an Investor is not a United States person, such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities offered hereunder or any use of this Agreement in connection with the offering of such Securities, including (i) the legal requirements within its jurisdiction for the purchase of such Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents which may need to be obtained and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of, the Securities offered hereunder will not violate any applicable securities or other laws of its jurisdiction.

     4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

          4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

          5.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

          5.5 PROPRIETARY INFORMATION AGREEMENTS. Each officer and employee of the Company having access to the Company's proprietary information shall have entered into a Proprietary Information and Inventions Agreement on the Company's standard form.

          5.6 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement.

          5.7 CO-SALE AGREEMENT. The Company, each Investor and all of the holders of the Company's Common Stock that are parties to the Restated Co-Sale Agreement in the form attached hereto as EXHIBIT C (the "Co-Sale Agreement") shall have entered into the Co-Sale Agreement.

          5.8 BOARD OF DIRECTORS. The directors of the Company upon the Closing shall be Dr. David Barry, Dr. M. Nixon Ellis, Anthony Evnin, Standish Fleming, Dr. Karl Hostetler, George McFadden and Peter McPartland.

          5.9 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Brobeck, Phleger & Harrison, counsel for the Company, an opinion dated as of the Closing in substantially the form attached hereto as EXHIBIT F.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 PAYMENT OF PURCHASE PRICE. All of the Investors shall have executed this Agreement and delivered the purchase price specified in Section 1.1(b).

          6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required as of the Closing in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

          6.4 INVESTORS' RIGHTS AGREEMENT. The Company and each Investor shall have entered into the Investors' Rights Agreement.

          6.5 CO-SALE AGREEMENT. The Company, each Investor and all of the holders of the Company's Common Stock that are parties to the Co-Sale Agreement shall have entered into the Co-Sale Agreement.

          6.6 BOARD OF DIRECTORS. The directors of the Company upon the Closing shall be Dr. David Barry, Dr. M. Nixon Ellis, Anthony Evnin, Standish Fleming, Dr. Karl Hostetler, George McFadden and Peter McPartland.

          6.7 INVESTMENT REPRESENTATION STATEMENT. Each of the Forward Entities, the Goldman Entities and the Schroder Entities shall have executed an Investment Representation Statement in the form attached hereto as EXHIBIT G and delivered the same to the Company.

     7.   MISCELLANEOUS.

          7.1 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits to this Agreement) and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner with respect to the subject matter hereof by any warranties, representations or covenants except as specifically set forth in this Agreement or therein.

          7.2 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          7.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.8 FINDERS' FEES. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.9 EXPENSES; ATTORNEYS' FEES. The Company shall pay the reasonable fees and costs of one special counsel for the Investors, not to exceed $15,000, promptly upon receipt of an invoice for such fees and costs itemized in reasonable detail. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock

(that has not been sold to the public) issued or issuable upon conversion of the Series B Preferred Stock issued hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

          7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12 AGGREGATION OF STOCK. All shares of Series B Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.13 REPRESENTATION. By executing this Agreement, each Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that each such Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.



                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:/s/Dr. David Barry
                                 -----------------------------------------------
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:




                              /s/Dr. David Barry
                              -------------------------------------------------
                              Dr. David Barry

                    Address:  1810 South Lakeshore Drive
                              Chapel Hill, North Carolina 27514



                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:



                              /s/Dr. M. Nixon Ellis
                              ------------------------------------------------
                              Dr. M. Nixon Ellis

                    Address:  5915 St. Mary's Road
                              Hillsborough, North Carolina 27278


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:

                              FORWARD VENTURES II, L.P.



                              By:/s/Standish M. Fleming
                                 ---------------------------------------------
                                   Standish M. Fleming, General Partner

                    Address:  10975 Torreyana Road, Suite 230
                              San Diego, California 92121

                              FORWARD VENTURES VANGUARD FUND

                              By:  Forward III Associates L.L.C.



                              By:/s/Standish M. Fleming
                                 ---------------------------------------------
                                   Standish M. Fleming, Member

                    Address:  10975 Torreyana Road, Suite 230
                              San Diego, California 92121


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:

                              GS TRIANGLE HOLDINGS



                              By:/s/Illegible
                                 -----------------------------------------------

                              Its:______________________________________________


                    Address:  85 Broad Street
                              New York, New York  10004


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:




                              /s/Dr. Karl Y. Hostetler
                              --------------------------------------------------
                              Dr. Karl Y. Hostetler, Co-Trustee of the Hostetler Family Trust UTD March 18, 1992




                              /s/Margaretha Hostetler
                              -------------------------------------------------
                              Margaretha Hostetler, Co-Trustee of the Hostetler Family Trust UTD March 18, 1992

                    Address:  14024 Rue St. Raphael
                              Del Mar, California 92014


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:




                              /s/Sandra Lehrman
                              ------------------------------------------------
                              Dr. Sandra Lehrman

                    Address:  60 Watch Hill
                              East Greenwich, Rhode Island 02818


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:




                              /s/Illegible
                              -------------------------------------------------
                              George McFadden

                    Address:  c/o McFadden Brothers
                              745 Fifth Avenue
                              New York, New York 10151-0050




                              /s/Illegible
                              ------------------------------------------------
                              John H. McFadden

                    Address:  c/o McFadden Brothers
                              745 Fifth Avenue
                              New York, New York 10151-0050


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:

                              McFADDEN BROTHERS



                              By:/s/Illegible
                                 ----------------------------------------------

                              Its:_____________________________________________

                    Address:  c/o McFadden Brothers
                              745 Fifth Avenue
                              New York, New York 10151-0050




                              /s/Illegible
                              -------------------------------------------------
                              Lesley Taylor

                    Address:  c/o McFadden Brothers
                              745 Fifth Avenue
                              New York, New York 10151-0050



                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:

                              SCHRODER VENTURE MANAGERS LIMITED, as manager for Schroder Ventures International Life Sciences Fund LP1,
                              Schroder Ventures International Life Sciences Fund LP2,
                              Schroder Ventures International Life Sciences Fund Trust and
                              Schroder Venture Managers Inc., as investment manager for the Schroder Ventures International Life Sciences Co-investment Scheme



                              By:/s/Peter Everson
                                 ----------------------------------------------

                              Its:Director
                                  ---------------------------------------------

                    Address:  22 Church Street
                              Hamilton HM 11, Bermuda



                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.



                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:

                              VENROCK ASSOCIATES



                              By:/s/Anthony B. Evnin
                                 ----------------------------------------------
                                   Anthony B. Evnin, General Partner

                    Address:  30 Rockefeller Plaza
                              New York, NY 10112

                              VENROCK ASSOCIATES II, L.P.




                              By:/s/Anthony B. Evnin
                                 ----------------------------------------------
                                   Anthony B. Evnin, General Partner

                    Address:  30 Rockefeller Plaza
                              New York, NY 10112


                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE COMPANY:

                              TRIANGLE PHARMACEUTICALS, INC.


                              By:_______________________________________________
                                   Dr. David Barry, Chairman and Chief Executive Officer

                    Address:  4 University Place
                              4611 University Drive
                              Durham, NC 27707


                              THE INVESTORS:

                              THE WELLCOME TRUST LIMITED as trustee of THE
                              WELLCOME TRUST



                              By:/s/Illegible
                                 ----------------------------------------------

                              Its:_____________________________________________


                    Address:  183 Euston Road
                              London, England NW1 2BE



                   [SIGNATURE PAGE TO SERIES B PURCHASE AGREEMENT]

                                      SCHEDULE A

                                SCHEDULE OF INVESTORS

                NAME                               PURCHASE PRICE   NUMBER OF
                                                                     SHARES

Dr. David Barry                                      $200,000       40,000

Dr. M. Nixon Ellis                                    340,755       68,151

Forward Ventures II, L.P.                             500,000      100,000

Forward Ventures Vanguard Fund                      2,500,000      500,000

GS Triangle Holdings                                3,000,000      600,000

Dr. Karl Y. and Margaretha Hostetler,
  Trustees of The Hostetler Family
  Trust UTD March 18, 1992                             50,000       10,000

Dr. Sandra Lehrman                                      5,000        1,000

George McFadden                                     1,500,000      300,000

John H. McFadden                                      750,000      150,000

McFadden Brothers                                     500,000      100,000

Lesley Taylor                                         250,000       50,000

Schroder Venture Managers Limited                     935,415      187,083

Venrock Associates                                  1,860,000      372,000

Venrock Associates II, L.P.                         1,140,000      228,000

The Wellcome Trust Limited as trustee
  of The Wellcome Trust                             5,000,000    1,000,000

                         TOTAL                    $18,531,170    3,706,234
                                                  -----------    ---------
                                                  -----------    ---------



                                     SCHEDULE A-1

                                      SCHEDULE B

                                SCHEDULE OF EXCEPTIONS


     This Schedule of Exceptions is made and given pursuant to Section 2 of the Series B Preferred Stock Purchase Agreement dated as of June 11, 1996 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

     Nothing herein constitutes an admission of any liability or obligation of the Company nor an admission against the Company's interest. The inclusion of any agreement or other matter herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. The Investors acknowledge that certain information contained in this schedule may constitute material confidential information relating to the Company which may not be used for any purpose other than in connection with the Investors' decision to purchase the Company's Series B Preferred Stock pursuant to the Agreement.

SECTION 2.7

     The Company has entered into Employment Agreements with certain of its officers and other key employees.

     The Company has entered into an advisory agreement as of May 21, 1996, with Burrill & Craves pursuant to which the Company has retained Burrill & Craves as a financial and business advisor. The agreement has an initial term of three
(3) years and thereafter automatically renews for successive additional one (1) year terms unless terminated by either party. The agreement may be terminated by either party on thirty (30) days prior written notice for any or no reason.

     Each of the License Agreements (as defined below) involve potential obligations of the Company in excess of $100,000.

     The Company's offices are located in space that the Company has leased from Eli Lilly and Company pursuant to a Sublease Agreement dated January 18, 1996. The Company's obligations under the Sublease Agreement exceed $100,000.

     The Company's board of directors has approved an equipment lease transaction with Comdisco, Inc., for which the Company's officers are currently negotiating the terms of the lease documents. The maximum principal amount of the lease is $1,000,000. The


                                     SCHEDULE B-1
lease transaction will also result in the issuance of a warrant to Comdisco, Inc. to purchase up to 16,000 shares of the Company's Series B Preferred Stock at a price of $5.00 per share.

     SEE the disclosures made in Section 2.18 below.

SECTION 2.8

     Karl Hostetler and Dennis Carson are parties to one of the License Agreements to which the Company is a party and are also members of the Company's Scientific Advisory Board. Karl Hostetler is also a director of the Company. All of the Company's directors (either directly or through affiliated entities), most of the Company's officers and some of the members of the Company's Scientific Advisory Board have purchased shares of the Company's Series A Preferred Stock and are parties to the agreements executed in connection with the sale of such Stock. Raymond Schinazi is a member of the Company's Scientific Advisory Board and is a party to some of the documents executed in connection with the Company's license of DAPD, CS-92 and FTC. SEE the disclosures made in Section 2.18 below.

SECTION 2.15

     The Company has obtained a $175,000 letter of credit from First Union Bank. The Company granted First Union Bank a security interest in instruments and other assets the Company maintains in a brokerage account as collateral for the letter of credit.

SECTION 2.16

     SEE the disclosures made in Section 2.7 above.

SECTION 2.18

     The Company has entered into the following license agreements (collectively, the "License Agreements"), pursuant to which the Company has licensed its core technology from the parties to such license agreements:

     (a) License Agreement dated November 16, 1995, among the Company, Karl Hostetler and Dennis Carson regarding the compounds referred to as 2-CdAP and ACVP.

     (b) License Agreement dated March 31, 1996, among the Company, Emory University and the University of Georgia Research Foundation regarding the compound referred to as CS-92 (the "CS-92 License").


                                     SCHEDULE B-2

     (c) License Agreement dated March 31, 1996, among the Company, Emory University and the University of Georgia Research Foundation regarding the compound referred to as DAPD (the "DAPD License").

     (d) License Agreement dated April 17, 1996, among the Company and Emory University regarding the compound referred to as FTC (the "FTC License").

     Each Investor should be aware of the following provisions contained in the License Agreements:

     The CS-92 License, the DAPD License and the FTC License (collectively, the "Emory Licenses") require the Company to grant back to the licensors non-exclusive rights to the compounds referred to in the Emory Licenses upon the termination of the Agreements or the surrender of rights by the Company. The Emory Licenses also provide that the licensors (and not the Company) are responsible for patent prosecution activities with respect to patents licensed to the Company that have been assigned solely by the inventors to the licensors. The FTC License requires the Company to pay mandatory license fees totaling $2,600,000, provided the Company does not elect to terminate the license prior to the date such fees are due. The rights granted to the Company under the FTC License do not include rights to Enantiomerically Enriched FTC (as defined in the FTC License), for which the Company received only a right of first refusal under the FTC License. The exercise of the right of first refusal for enantiomerically enriched FTC may require the expenditure of substantial additional resources by the Company. If the Company does not have sufficient resources to exercise the right of first refusal, the Company could lose valuable rights.

     Each Investor is encouraged to review the terms of each of the License Agreements in detail.

     The Company has also entered into an Option Agreement with Mitsubishi Chemical Corporation dated December 20, 1995, pursuant to which the Company has the option to enter into a license agreement regarding the compound referred to as MKC-442. In the event the Company exercises its option, Mitsubishi has retained the right to sell the compound in East Asia. Mitsubishi also has the right to terminate the Option Agreement with three (3) months notice for scientific or clinical reasons.

     The Company has initiated a review of whether it can obtain trademark protection for its name. The Company has learned that Apria Healthcare Group Inc. has an application pending to obtain a federal trademark for the name Triangle Coordinated Care, Inc. In addition, the Company has learned that a drug company has incorporated under the name Research Triangle Pharmaceuticals, Inc. The Company has also discovered that there are several drug stores doing business under the name Triangle Pharmacy or a similar name, including one in Durham, North Carolina. The Company, therefore, makes no representation or warranty regarding its ability to obtain trademark protection for its name.


                                     SCHEDULE B-3

     Each Investor is also encouraged to carefully review the discussion of the Company's patent position which has been separately distributed to each Investor and is incorporated by reference into this Schedule of Exceptions as if set forth herein in full.

     All of the Company's officers and many of the Company's other employees were previously employed by Glaxo Wellcome, formerly Burroughs Wellcome Co. ("Glaxo"), and executed agreements in connection with their employment by Glaxo pursuant to which they agreed to disclose to Glaxo all inventions or discoveries they made while employed by Glaxo ("Glaxo Inventions"). The agreements also require each former Glaxo employee to assign their rights in any Glaxo Inventions to Glaxo upon request and to maintain in confidence and not to use any secret or confidential proprietary information of Glaxo obtained by them during their employment by Glaxo at any time.

SECTION 2.19

     SEE the disclosures made in Section 2.18 above.


                                     SCHEDULE B-4

                                      SCHEDULE C

                           SCHEDULE OF COMMON STOCKHOLDERS

NAME                                                       SHARES

Dr. David Barry                                           971,833

Dr. Dennis Carson                                         200,000

Dr. Chung K. Chu                                           60,000

Ivor Royston and Colette
  S.C. Royston, Co-Trustees
  Royston Family Trust,
  UTA DTD 2/12/82                                          62,500

Dr. M. Nixon Ellis                                        200,000

Emory University                                          586,250

Standish M. Fleming                                        62,500

Forward Ventures II, L.P.                                 375,000

Dr. Phillip Furman                                        150,000

Carolyn Jenkins                                            50,000

Dr. Earl Kern                                              40,000

James Klein                                               100,000

Dr. Sandra Lehrman                                        150,000

Dennis Liotta                                              60,000

Dr. Karl Y. and Margaretha
  Hostetler, Trustee of
  The Hostetler Family Trust
  UTD March 18, 1992                                      300,000

Chris Rallis                                              150,000

Dr. Douglas Richman                                        20,000

Dr. Raymond Schinazi                                      425,000

Dr. Robert Schooley                                        20,000

Jeff Sollender                                             30,000

University of Georgia
  Research Foundation Inc.                                 88,750
                                                        ---------
   TOTAL:                                               4,101,833
                                                        ---------
                                                        ---------


                                     SCHEDULE C-1

                                      EXHIBIT A

                        RESTATED CERTIFICATE OF INCORPORATION


                                     EXHIBIT A-1

                                      EXHIBIT B

                         RESTATED INVESTORS' RIGHTS AGREEMENT


                                     EXHIBIT B-1

                                      EXHIBIT C

                              RESTATED CO-SALE AGREEMENT


                                     EXHIBIT C-1

                                      EXHIBIT D

                     FORM OF RESTRICTED STOCK PURCHASE AGREEMENT


                                     EXHIBIT D-1

                                      EXHIBIT E

                             COMPANY FINANCIAL STATEMENTS

TRIANGLE PHARMACEUTICALS, INC.
INDEX TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
                                                                         Page(s)

I.  Report of Independent Accountants                                       1

II. Financial Statements:

    A.   Statement of income                                                2

    B.   Balance sheet                                                    3-4

    C.   Statement of stockholders' equity                                  5

    D.   Statement of cash flows                                            6

    E.   Notes to financial statements                                    7-9

[LETTERHEAD]


                          Report of Independent Accountants

April 26, 1996

To the Board of Directors
and Stockholders of
Triangle Pharmaceuticals, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Triangle Pharmaceuticals, Inc. (the Company) at December 31, 1995, and the results of its operations and its cash flows for the period from inception (July 12, 1995) through December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/Price Waterhouse LLP

TRIANGLE PHARMACEUTICALS, INC.
STATEMENT OF INCOME
FOR THE PERIOD FROM INCEPTION (JULY 12, 1995) THROUGH DECEMBER 31, 1995
- --------------------------------------------------------------------------------


Interest income                                               $     37,232
                                                              ------------
    Total revenue                                                   37,232
                                                              ------------
Operating expenses:
    General and administrative                                   1,004,565
                                                              ------------
    Total expenses                                               1,004,565
                                                              ------------
Net loss                                                     ($    967,333)
                                                              ------------
                                                              ------------

      The accompanying notes are an integral part of these financial statements.

TRIANGLE PHARMACEUTICALS, INC.
BALANCE SHEET
DECEMBER 31, 1995
- --------------------------------------------------------------------------------

                                        Assets

Current assets:
    Cash and cash equivalents                                 $  3,081,586
                                                              ------------
      Total current assets                                       3,081,586
                                                              ------------
Office equipment                                                    22,605

Accumulated depreciation                                            (2,206)
                                                              ------------
                                                                    20,399
                                                              ------------
      Total assets                                            $  3,101,985
                                                              ------------
                                                              ------------

      The accompanying notes are an integral part of these financial statements.

TRIANGLE PHARMACEUTICALS, INC.
BALANCE SHEET
DECEMBER 31, 1995
- --------------------------------------------------------------------------------

                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                          $    122.751
    Other accrued expenses                                          91,718
                                                              ------------

       Total current liabilities                                   214,469
                                                              ------------
       Total liabilities                                           214,469
                                                              ------------

Stockholders' equity:
    Series A convertible preferred stock,
    $0.001 par value; authorized 5,200,000
    shares, issued 5,181,671 shares                                  5,182
    Common stock, $0.001 par value; authorized
    14,800,000 shares, issued 2,670,000 shares                       2,670
    Additional paid-in-capital                                   3,846,997
    Retained earnings (deficit)                                   (967,333)
                                                              ------------

       Total stockholders' equity                                2,887,516
                                                              ------------

       Total liabilities and stockholders' equity             $  3,101,985
                                                              ------------
                                                              ------------

      The accompanying notes are an integral part of these financial statements.


TRIANGLE PHARMACEUTICALS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 12, 1995) THROUGH DECEMBER 31, 1995
- -----------------------------------------------------------------------------------------------------------------------------------

                                               Convertible            Common Stock
                                             Preferred Stock                                Additional    Retained
                                                Series A                                      Paid-In     Earnings
                                           Shares       Amount      Shares      Amount        Capital     (Deficit)     Total
Initial capital contributions (Note 1)    933,334      $   933    1,175,000      $ 1,175   $  709,642        -      $   711.750

Additional capital contributions        4,248,337        4,249    1,495,000        1,495    3,137,355        -        3,143,099

Net loss                                    -            -            -            -            -      ($  967,333)    (967,333)
                                       ----------   ----------   ----------   ----------   ----------   ----------  -----------

Balance, December 31, 1995              5,181,671      $ 5,182    2,670,000      $ 2,670   $3,846,997  ($  967,333) $ 2,887,516
                                       ----------   ----------   ----------   ----------   ----------   ----------  -----------
                                       ----------   ----------   ----------   ----------   ----------   ----------  -----------


                                 The accompanying notes are an integral part of these financial statements.

TRIANGLE PHARMACEUTICALS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JULY 12, 1995) THROUGH DECEMBER 31, 1995
- --------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                                                       ($   967,333)
  Adjustments to reconcile net loss to net
  cash used by operating activities:
     Depreciation and amortization                                      2,206
     Change in assets and liabilities:
        Accounts payable                                              122,751
        Other accrued expenses                                         91,718
                                                                  -----------

Net cash used by operating activities                                (750,658)
                                                                  -----------

Cash flows from investing activities:
  Purchase of property and equipment                                  (22,605)
                                                                  -----------

Cash used by investing activities                                     (22,605)
                                                                  -----------

Cash flows from financing activities:
  Sale of stock, net of related expenses                            3,854,849
                                                                  -----------

Cash provided by financing activities                               3,854,849
                                                                  -----------

Net increase in cash                                                3,081,586
Cash and cash equivalents at inception                                  -
                                                                  -----------

Cash and cash equivalents at the end of period                    $ 3,081,586
                                                                  -----------
                                                                  -----------

      The accompanying notes are an integral part of these financial statements.

TRIANGLE PHARMACEUTICALS, INC.
PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION
     Triangle Pharmaceuticals, Inc. (the Company) was formed July 12, 1995 by Dr. David W. Barry and Forward Ventures II, L.P. The Company was incorporated in Delaware. The Company's primary operations consist of the development and commercialization of anti-viral and oncological pharmaceutical compounds. The Company was initially capitalized as follows:


                                                     ADDITIONAL
                                                       PAID-IN
                                         PAR VALUE     CAPITAL      TOTAL

     Series A preferred stock,
      933,334 shares (cash)                $   933   $  699,067   $  700,000

     Common stock, 1,175,000 shares
      (cash)                                 1,175       10,575       11,750
                                           -------   ----------   ----------
                                           $ 2,108   $  709,642   $  711,750
                                           -------   ----------   ----------
                                           -------   ----------   ----------

     CASH AND CASH EQUIVALENTS
     The Company considers all short-term deposits with a maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value.

     OFFICE EQUIPMENT
     Office equipment is recorded at cost and is depreciated using the straight-line method over the four year estimated useful life of the assets.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRIANGLE PHARMACEUTICALS, INC.
PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

     INCOME TAXES
     Statement of Financial Accounting Standards No. 109 (SFAS 109) "ACCOUNTING FOR INCOME TAXES" is the authoritative guidance for accounting for income taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactment of changes in tax law or rules. If it is "more likely than not" that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recorded.

2.   STOCKHOLDERS' EQUITY
     The Company has 14,800,000 shares of common stock and 5,200,000 shares of Series A preferred stock authorized. Preferred voting rights are one vote for each share of common stock into which the preferred shares may be converted.

     Series A preferred shares may be converted into an equal number of shares of common stock at the option of the stockholder, and the Company has reserved 5,181,671 shares of common stock for issuance in the event of such conversion. Each share of Series A preferred stock will be automatically converted to common stock upon the closing of an initial public offering with a net price per share in excess of $3.50 and net proceeds in excess of $10,000,000. Preferred dividends at a 5% annual rate may be paid from legally available assets of the Company. Such dividends are not cumulative. No dividends were declared during the period from inception through December 31, 1995.

     Under the terms of various agreements, the Company has the option to repurchase common and/or Series A preferred shares from certain stockholders who were employed by or who provided services to the Company at the time they acquired those shares. The Company may repurchase such shares in the event the stockholder discontinues employment or provision of services. The repurchase price is limited to the amount the stockholder originally paid for the shares. The number of shares subject to repurchase decreases to zero over periods ranging from three to four years.

3.   LICENSING AGREEMENTS
     On November 16, 1995, the Company entered into an agreement with inventors, Dr. Karl Hostetler and Dr. Dennis Carson, to license the patent rights to two topical nucleoside analogs, one with activity against human herpesvirus infections and the other is an anti-proliferative that will be studied in the treatment of psoriasis. This agreement gives the Company exclusive rights to make, have made, use, market, distribute and sell these products throughout the world. Under this agreement, the Company will pay $1,000,000 per compound to the above mentioned inventors upon FDA approval of each compound. Additionally, the Company will pay royalties ranging from 4% to 8% of net sales (calculated on a non-cumulative calendar year basis) of each licensed product that incorporates the

TRIANGLE PHARMACEUTICALS, INC.
PERIOD FROM INCEPTION THROUGH DECEMBER 31, 1995
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

     patented compounds. As FDA approval of these compounds has not been received, no license fees or royalties were paid or accrued during the period from inception through December 31, 1995.

4.   OPERATION AGREEMENT
     On December 20, 1995, the Company entered into a two year option agreement with Mitsubishi Chemical Corporation (Mitsubishi) to carry out evaluation and development work, including clinical studies, of an anti-HIV compound. Within the option period, the Company must inform Mitsubishi whether or not it intends to enter into a license agreement to acquire exclusive worldwide rights for market, other than the Far East. The option period may be extended by mutual agreement. Mitsubishi has agreed to reimburse the Company for up to $1,600,000 of costs associated with development work during the option period.

5.   INCOME TAXES
     At December 31, 1995, the Company had operating loss carryforwards of approximately $961,000, which expire beginning in 2011. The Company provided a valuation allowance equal to the $376,000 deferred asset represented by these loss carryforwards and therefore recognized no benefit in the financial statements.

6.   SUBSEQUENT EVENTS
     In January 1996, the Company entered into a lease agreement for office and laboratory facilities. The monthly rent is constant over the initial term and the lease is renewable at the option of the lessor. The Company has provided a $175,000 letter of credit, collateralized by an equivalent amount of cash on deposit, as security for the lessor.

     Future minimum lease payments are as follows:

        1996                                          $   543,750
        1997                                              562,500
        1998                                              328,125
                                                      -----------
                                                      $ 1,434,375
                                                      -----------
                                                      -----------

     During the first four months of 1996, the Company entered into agreements with Emory University and the University of Georgia Research Foundation, Inc. to develop and commercialize two anti-HIV compounds, CS-92 and DAPD. The Company also entered into an agreement with Emory University to develop and commercialize the anti-HIV compound, FTC. In addition to activity against HIV, FTC and DAPD have activity against hepatitis B.

                            TRIANGLE PHARMACEUTICALS, INC.
                                    BALANCE SHEET
                                    APRIL 30, 1996
                                     (THOUSANDS)

- --------------------------------------------------------------------------------

Cash                                                               153
Investments*                                                     1,571
Other Assets                                                       125
Deferred License Fees                                              600
                                                            ----------
   Total Current Assets                                          2,449
                                                            ----------

Property, Plant & Equipment                                         80
Accumulated Depreciation                                            (7)
                                                            ----------
   Total Property, Plant & Equipment                                73
                                                            ----------
   Total Assets                                                  2,522
                                                            ----------
                                                            ----------

Accounts Payable                                                   413
Other Accrued Expenses                                           1,139
                                                            ----------
   Total Current Liabilities                                     1,552
                                                            ----------

   Total Long-term Liabilities                                    -

Common Stock                                                         4
Preferred A Stock                                                    5
Additional Paid-In-Capital                                       3,858
Retained Earnings                                                 (967)
Net Income (Loss)                                               (1,930)
                                                            ----------
   Total Liabilities & Capital                                   2,522
                                                            ----------
                                                            ----------

*Includes $176 of restricted cash for letter of credit.
                                                                          [LOGO]

                            TRIANGLE PHARMACEUTICALS, INC.
                              PROFIT AND LOSS STATEMENT
                       FOR THE FOUR MONTHS ENDED APRIL 30, 1996
                                     (THOUSANDS)
- --------------------------------------------------------------------------------


Interest Income                                                     42
Rental Income                                                        7
                                                            ----------
Total Revenues                                                      49
                                                            ----------
Salaries & Fringes                                                 555

T&E                                                                 93

Overhead Expenses                                                  285

License Fees                                                       507

Outside Services                                                   489

Other Expenses                                                      50
                                                            ----------
Total Expenses                                                   1,979
                                                            ----------
Net Income (Loss)                                               (1,930)
                                                            ----------
                                                            ----------


                                                                          [LOGO]

                            TRIANGLE PHARMACEUTICALS, INC.
                               STATEMENT OF CASH FLOWS
                                    APRIL 30, 1996
                                     (THOUSANDS)
- --------------------------------------------------------------------------------

Net Income (Loss)                                               (1,930)
Depreciation and Amortization                                        5
Issuance of Common Stock for Intellectual Property Rights            7
(Increase) in Current Assets                                      (725)
Increase in Current Liabilities                                  1,338
                                                            ----------
   Net Cash Provided/(Used) by Operations                       (1,305)
                                                            ----------

Used For:
Property, Plant & Equipment                                        (57)
                                                            ----------
   Net Cash Used in Investing                                      (57)
                                                            ----------

Proceeds From:
Issuance of Stock                                                    5
                                                            ----------
   Net Cash Used in Financing                                        5
                                                            ----------
   Net Increase (Decrease) in Cash                              (1,357)
                                                            ----------

Summary:
Cash Balance at End of Period                                    1,724
Cash Balance at Beginning of Period                              3,081
                                                            ----------
   Net Increase (Decrease) in Cash                              (1,357)
                                                            ----------
                                                            ----------

                                                                          [LOGO]

                                      EXHIBIT F

                  FORM OF OPINION OF BROBECK, PHLEGER & HARRISON LLP



                                     EXHIBIT F-1

                                    June 10, 1996


To the Investors Listed on the
Schedule of Investors to the
Triangle Pharmaceuticals, Inc.
Series B Preferred Stock
Purchase Agreement dated June 10, 1996

Ladies and Gentlemen:

         We have acted as counsel for Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Series B Preferred Stock pursuant to the Triangle Pharmaceuticals, Inc. Series B Preferred Stock Purchase Agreement dated June 10, 1996 (the "Stock Purchase Agreement") between the Company and you. This opinion is being rendered to you pursuant to Section 5.9 of the Stock Purchase Agreement in connection with the Closing of the sale of the Series B Preferred Stock. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Stock Purchase Agreement.

         In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

         In rendering this opinion we have also assumed: (A) that the Stock Purchase Agreement, the Investors' Rights Agreement and the Co-Sale Agreement have been duly and validly executed and delivered by you or on your behalf and constitute valid, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) if you are a corporation or other entity, that you

To the Investors Listed on the                                            Page 2
Schedule of Investors
June 10, 1996



have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) that there are no extrinsic agreements or understandings among the parties to the Stock Purchase Agreement, the Investors' Rights Agreement or the Co-Sale Agreement that would modify or interpret the terms of the Stock Purchase Agreement, the Investors' Rights Agreement or the Co-Sale Agreement or the respective rights or obligations of the parties thereunder.

         As used in this opinion, the expression "we are not aware" or the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to believe that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company, other than such officers.

         This opinion relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

         Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement or the Schedule of Exceptions thereto, we are of the opinion that as of the date hereof:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

         2. The Company has the requisite corporate power and authority to execute, deliver and perform the Stock Purchase Agreement, the Investors' Rights Agreement and the Co-Sale Agreement. Each of the foregoing has been duly and validly authorized by the Company, and duly executed and delivered by an authorized officer of the Company.

         3. The Series B Preferred Stock being purchased by you under the Stock Purchase Agreement, when issued, sold and delivered in accordance with the terms of the

To the Investors Listed on the                                            Page 3
Schedule of Investors
June 10, 1996



Stock Purchase Agreement for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased by you at the Closing has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the Company's Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

         4. Except for restrictions set forth in the Stock Purchase Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and state, federal and foreign securities laws, to our knowledge, the Series B Preferred Stock purchased by you at the Closing will be free of restrictions on transfer except for such restrictions as you may from time to time voluntarily impose.

         5. Based in part upon the representations of you in the Stock Purchase Agreement, the offer and sale of the Series B Preferred Stock to you pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Act, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of Section 25102(f) thereof, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon conversion of the Series B Preferred Stock would also be exempt from such registration and qualification requirements.

         Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

         (A) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

         (B) We express no opinion concerning the past, present or future fair market value of any securities.

         (C) The effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers which do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws and to the extent that the Company may issue so many shares of Common Stock that there are not enough remaining authorized but unissued shares of Common Stock for the conversion of the Series B Preferred Stock (or may issue securities which so reduce the Conversion Price of the Series B Preferred

To the Investors Listed on the                                            Page 4
Schedule of Investors
June 10, 1996



Stock that the outstanding shares of the Series B Preferred Stock become convertible for more shares of Common Stock than remain authorized but unissued).

         This opinion is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                             Very truly yours,


                             BROBECK, PHLEGER & HARRISON LLP

                                      EXHIBIT G

                     FORM OF INVESTMENT REPRESENTATION STATEMENT


                                     EXHIBIT G-1

                         INVESTMENT REPRESENTATION STATEMENT

                           TRIANGLE PHARMACEUTICALS, INC.,
                                a Delaware corporation



    In connection with the purchase of 600,000 shares of the Series B Preferred Stock of Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), by GS Triangle Holdings ("Goldman"), a newly-formed partnership in which GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman Sachs & Co. Verwaltungs Gmbh, Stone Street Fund 1996, L.P., Bridge Street Fund 1996, L.P. and David Hamilton Smith (collectively, the "Investors") are the general partners, pursuant to a certain Series B Preferred Stock Purchase Agreement dated as of the date hereof among the Company, Goldman and other purchasers of the Company's Series B Preferred Stock (the "Agreement"), each of the Investors hereby represents and warrants to the Company and Goldman, with knowledge that both the Company and Goldman are relying on such representations and warranties in entering into the Agreement, as set forth below. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

    A. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Company is entering into the Agreement with Goldman in reliance upon each Investor's representation to the Company and Goldman, which by such Investor's execution of this Investment Representation Statement such Investor hereby confirms, that any direct and/or indirect interest of such Investor in the Series B Preferred Stock to be purchased by Goldman and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Investment Representation Statement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to such Investor's interest in any of the Securities.

    B. RELIANCE UPON INVESTORS' REPRESENTATIONS. Each Investor understands that the Series B Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in the Agreement and the issuance of securities thereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or the provisions of Regulation D promulgated by the SEC thereunder, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind at the time the Securities are acquired by Goldman merely acquiring its interest in the shares of the Series B Preferred Stock for a fixed or determinable period in the future. No Investor has any such intention.

    C. RECEIPT OF INFORMATION. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase an interest in the Series B Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of the Agreement or the right of Goldman to rely thereon.

    D. INVESTMENT EXPERIENCE. Each Investor represents that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an Individual, each Investor also represents it has not been newly-organized for the purpose of acquiring an interest in the Series B Preferred Stock.

    E. ACCREDITED INVESTOR. Each Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC under the Securities Act, as presently in effect.

    F. RESTRICTED SECURITIES. Each Investor understands that the shares of Series B Preferred Stock Goldman is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Investor has no need for liquidity of its investment in the shares of Series B Preferred Stock. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

    G. ADEQUATE MEANS. Each Investor has adequate means of providing for its current needs and possible personal contingencies.




                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the Investors has executed this Investment Representation Statement as of the ____ day of June, 1996.

                             GS CAPITAL PARTNERS II, L.P.


                             By:_______________________________________________

                             Its: _____________________________________________

                             GS CAPITAL PARTNERS II OFFSHORE, L.P.


                             By: ______________________________________________

                             Its: _____________________________________________

                             GOLDMAN SACHS & CO. VERWALTUNGS GMBH


                             By: ______________________________________________

                             Its:______________________________________________

                             STONE STREET FUND 1996, L.P.


                             By: ______________________________________________

                             Its: _____________________________________________

                             BRIDGE STREET FUND 1996, L.P.


                             By: ______________________________________________

                             Its: _____________________________________________


                             __________________________________________________
                                  DAVID HAMILTON SMITH


               [SIGNATURE PAGE TO INVESTMENT REPRESENTATION STATEMENT]